Exhibit 99.23
                                -------------

Silent Seconds
Aggregate

                                         UPB                  %
Silent Seconds (Only)                      $4,554,581.18       0.65%
Total (Entire Pool)                      $701,266,466.08

Resulting OCLTV
                                         OCLTV
Silent Seconds (Only)                             98.82%
Total (Entire Pool)                               84.76%